Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-276462) pertaining to the registration of Company debt and equity securities;

(2)	Registration Statement (Form S-3 No. 333-252715) as it pertains to the registration of Company common stock issuable upon the exercise of Series A/B Warrants;

(3)	Registration Statement (Form S-8 No. 333-282988) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan;

(4)	Registration Statement (Form S-8 No. 333-276471) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-275673) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan;

(6)	Registration Statement (Form S-8 No. 333-271150) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;

(7)	Registration Statement (Form S-8 No. 333-264139) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;

(8)	Registration Statement (Form S-8 No. 333-254923) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan and Ocuphire Pharma, Inc. 2020 Equity Incentive Plan; and

(9)	Registration Statement (Form S-8 No. 333-249978) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan and Ocuphire Pharma, Inc. 2018 Equity Incentive Plan.

of our report dated March 31, 2025, with respect to the consolidated financial statements of Opus Genetics, Inc. included in this Annual Report (Form 10-K) of Opus Genetics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Detroit, MI
March 31, 2025